Exhibit 99.1

ESSA Bancorp, Inc. Announces Fiscal 2015 Fourth Quarter and Full-Year Financial Results

Company Release – 10/28/2015

Stroudsburg, PA. – (Marketwired), October 28, 2015 — ESSA Bancorp, Inc. (the “Company”) (NASDAQ ESSA) today reported net income of $2.3 million, or $0.22 per diluted share, for the quarter ended September 30, 2015, compared with net income of $2.4 million, or $0.22 per diluted share, for the same quarter last year. Net income for the fiscal year ended September 30, 2015, increased to $9.8 million, or $0.93 per diluted share, compared with net income of $8.5 million, or $0.79 per diluted share, for the year ended September 30, 2014. Year-over-year comparisons reflect the acquisition of Franklin Security Bancorp in April 2014.

The Company is the holding company for ESSA Bank & Trust, a $1.6 billion asset institution, which provides full service retail and commercial banking, financial, and investment services from 26 locations in eastern Pennsylvania.

FOURTH QUARTER HIGHLIGHTS

•	Disciplined loan growth. Total loans at September 30, 2015 increased 0.9% (not annualized) on a sequential quarter basis, and 4.1% for the fiscal year ended September 30, 2015. Loan growth was driven primarily by commercial and indirect auto loan increases.

•	Net interest income and net interest margin. Net interest income was $10.7 million for the quarter ended September 30, 2015 compared to $11.0 million for the quarter ended June 30, 2015 and $10.6 million for the quarter ended September 30, 2014. The net interest margin was 2.85% for the quarter ended September 30, 2015 compared to 2.96% for the quarter ended June 30, 2015 and 2.90% for the quarter ended September 30, 2014.

•	Asset quality remained strong. Non-performing assets decreased to $22.7 million, or 1.41% of total assets, as of September 30, 2015 from $23.4 million, or 1.46% of total assets as of June 30, 2015.

•	Capital management. The Company remains well-capitalized. ESSA paid a quarterly cash dividend of $0.09 per share on September 30, 2015 and repurchased 68,700 shares at an average price of $12.97 during its fourth quarter. Tangible book value per share increased to $14.03 at September 30, 2015, from $13.34 at September 30, 2014.

•	Announced acquisition. On July 29, 2015, the Company announced a definitive agreement to purchase Eagle National Bancorp (“ENB”) in an all-cash transaction. ENB had total assets of $175.7 million, total loans of $125.1 million, and total deposits of $148.7 million as of June 30, 2015.

Gary S. Olson, President and CEO, commented: “Solid fourth quarter results reflect our disciplined lending approach, conservative underwriting standards, and tight expense controls. We remain excited about the bright future at ESSA.”

Income Statement Review

Net income for the three months ended September 30, 2015 was $2.3 million, or $0.22 per diluted share, compared with net income of $2.4 million, or $0.22 per share, for the prior year period. Net income for the three months ending September 30, 2015 includes non-recurring merger-related costs of $285,000, or $0.02 per share (after-tax), associated with the pending merger with ENB. Net income for the fiscal year ended September 30, 2015 was $9.8 million, or $0.93 per diluted share, compared to $8.5 million, or $0.79 per diluted share, for the prior year period. Net income for fiscal 2014 includes merger-related costs of $522,000, or $0.03 per share (after-tax), associated with the acquisition of Franklin Security Bancorp, Inc. on April 4, 2014.

For the fiscal fourth quarter of 2015, the Company’s return on average assets and return on average equity were 0.57% and 5.27%, compared with 0.61% and 5.54%, respectively, in the corresponding period of fiscal 2014. For the year ended September 30, 2015, the Company’s return on average assets and return on average equity were 0.62% and 5.68%, compared with 0.59% and 5.01%, respectively, in the year ended September 30, 2014.

Net interest income increased $103,000, or 1.0%, to $10.7 million for the three months ended September 30, 2015, from $10.6 million for the comparable period in 2014. Net interest income increased $3.6 million, or 9.0%, to $43.8 million for the fiscal year ended September 30, 2015, from $40.1 million for the comparable period in 2014, primarily reflecting the previously noted increase in the Company’s loan portfolio.

Interest expense decreased $66,000 for the quarter ended September 30, 2015 compared to the comparable period in 2014, while interest income increased $37,000. Interest expense decreased $237,000 for the year ended September 30, 2015 compared to the comparable period in 2014, while interest income increased $3.4 million on growing loan volume. Increases in interest income from indirect auto loans, commercial loans and investment securities helped offset a decrease in interest income from mortgage loans.

The net interest margin for the fourth quarter of 2015 was 2.85%, down from 2.96% for the previous quarter, and down from 2.90% for the fourth quarter of fiscal 2014. The net interest margin was stable at 2.96% for the fiscal year ended September 30, 2015 compared to 2.97% for the 2014 fiscal year, despite continued pressure due to the low-interest rate environment and pricing competition for quality lending business.

The Company’s provision for loan losses increased to $575,000 for the three months ended September 30, 2015, compared with $350,000 for the three months ended September 30, 2014. The Company’s provision for loan losses decreased to $2.1 million for the year ended September 30, 2015, compared with $2.4 million for the year ended September 30, 2014. Net loan charge-offs in fiscal fourth quarter 2015 were $423,000 compared to $552,000 in fiscal fourth quarter 2014. Net loan charge-offs for the years ended September 30, 2015 and 2014 were $1.8 million.

Noninterest income increased $305,000 or 15.8%, to $2.2 million for the three months ended September 30, 2015, compared with $1.9 million for the three months ended September 30, 2014 due principally to increased trust and investment fees, and gain on sale of investments. Noninterest income increased $489,000 or 6.6%, to $7.9 million for the year ended September 30, 2015, compared with $7.4 million for the year ended September 30, 2014. The increase was due primarily to increases in service fees and charges related to loans and gain on sale of investments offset in part by declines in gain on acquisition and insurance commissions.

Noninterest expense increased $358,000 or 3.9%, to $9.4 million for the three months ended September 30, 2015 compared with $9.1 million for the comparable period in 2014. As previously mentioned, noninterest expense for the fourth quarter of 2015 included merger-related expenses of $285,000. Noninterest expense increased $3.1 million or 9.0% to $36.9 million for the year ended September 30, 2015 compared with $33.8 million for the comparable period in 2014. Increases in year-over- year noninterest expenses primarily reflect additional facilities and costs related to the Franklin Security Bank acquisition and the anticipated merger with Eagle National Bank.

Balance Sheet, Asset Quality and Capital Adequacy Review

Total assets grew $31.7 million to $1.60 billion at September 30, 2015, from $1.57 billion at September 30, 2014. This increase was primarily due to total loan growth (principally indirect auto and commercial) of $44.1 million, or 4.1%. Total net loans were $1.10 billion at September 30, 2015 vs. $1.06 billion at September 30, 2014. Loan growth, however, was partially offset by declines of investment securities and cash and cash equivalents.

Total deposits decreased $37.1 million, or 3.3%, to $1.10 billion at September 30, 2015, from $1.13 billion at September 30, 2014. Decreases in interest bearing demand deposits, money market and certificate of deposit accounts were partially offset by increases in non-interest bearing demand and savings and club accounts. During the same period, borrowings increased $61.1 million, reflecting the Company’s ability to obtain borrowed funds at what management believes represent attractive rates.

Nonperforming assets declined to $22.7 million, or 1.41%, of total assets at September 30, 2015, compared with $25.0 million, or 1.59%, of total assets at September 30, 2014. The decrease in nonperforming assets of $2.3 million at September 30, 2015 compared to September 30, 2014 was due primarily to decreases in non-performing commercial mortgages and foreclosed real estate.

Net charge-offs as a percent of total average loans were only 0.04% for the three months ending September 30, 2015 and 0.05% for the three months ended September 30, 2014, which reflects the Company’s disciplined credit and underwriting standards. The allowance for loan losses was $8.9 million, or 0.80%, of loans outstanding at September 30, 2015, compared to $8.6 million, or 0.81%, of loans outstanding at September 30, 2014.

The Bank continued to demonstrate financial strength, with a Tier 1 leverage ratio of 9.93%, exceeding accepted regulatory standards for a well-capitalized institution. The Company maintained a tangible equity to total assets ratio of 9.74%.

Stockholders’ equity increased $4.0 million to $171.3 million at September 30, 2015, from $167.3 million at September 30, 2014. During the three months ended September 30, 2015, the Company repurchased 68,700 shares at an average cost of $12.97 per share. Tangible book value per share at September 30, 2015 increased to $14.03, compared with $13.34 at September 30, 2014.

Gary Olson added, “We look forward to completing our recently announced merger with ENB in the fourth calendar quarter of 2015, and to work with their retail and lending teams to establish a commercial presence in an attractive suburban Philadelphia market.”

About the Company: ESSA Bancorp, Inc. is the holding company for its wholly-owned subsidiary, ESSA Bank & Trust, which was formed in 1916. Headquartered in Stroudsburg, Pennsylvania, the Company has total assets of $1.6 billion and has 26 community offices throughout the Greater Pocono, Lehigh Valley, and Scranton/Wilkes-Barre markets in Pennsylvania. ESSA Bank & Trust offers a full range of commercial and retail financial services, financial advisory and asset management capabilities. ESSA Bancorp Inc. stock trades on the NASDAQ Global Market (SM) under the symbol “ESSA”.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including compliance costs and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity, and the Risk Factors disclosed in our annual and quarterly reports.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

FINANCIAL TABLES FOLLOW

ESSA BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	September 30, 2015	September 30, 2014
	(dollars in thousands)
ASSETS
Cash and due from banks	$15,905	$20,884
Interest-bearing deposits with other institutions	2,853	1,417

Total cash and cash equivalents	18,758	22,301
Certificates of deposit	1,750	1,767
Investment securities available for sale	379,407	383,078
Loans receivable (net of allowance for loan losses of $8,919 and $8,634)	1,102,118	1,058,267
Regulatory stock, at cost	13,831	14,284
Premises and equipment, net	16,553	16,957
Bank-owned life insurance	30,655	29,720
Foreclosed real estate	2,480	2,759
Intangible assets, net	1,759	2,396
Goodwill	10,259	10,259
Deferred income taxes	11,149	12,027
Other assets	17,825	21,000

TOTAL ASSETS	$1,606,544	$1,574,815

LIABILITIES
Deposits	$1,096,754	$1,133,889
Short-term borrowings	91,339	108,020
Other borrowings	229,101	151,300
Advances by borrowers for taxes and insurance	4,273	4,093
Other liabilities	13,797	10,204

TOTAL LIABILITIES	1,435,264	1,407,506

STOCKHOLDERS’ EQUITY
Common stock	181	181
Additional paid in capital	182,295	182,486
Unallocated common stock held by the Employee Stock Ownership Plan	(9,627)	(10,079)
Retained earnings	83,658	77,413
Treasury stock, at cost	(82,832)	(80,113)
Accumulated other comprehensive loss	(2,395)	(2,579)

TOTAL STOCKHOLDERS’ EQUITY	171,280	167,309

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,606,544	$1,574,815

ESSA BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	For the Three Months Ended September 30,		For the Year Ended September 30,
	2015	2014	2015	2014
	(dollars in thousands)
INTEREST INCOME
Loans receivable	$11,120	$11,209	$45,067	$43,382
Investment securities:
Taxable	1,770	1,703	7,199	6,385
Exempt from federal income tax	244	232	965	550
Other investment income	189	142	948	459

Total interest income	13,323	13,286	54,179	50,776

INTEREST EXPENSE
Deposits	1,782	1,998	7,425	7,907
Short-term borrowings	107	76	431	180
Other borrowings	708	589	2,534	2,540

Total interest expense	2,597	2,663	10,390	10,627

NET INTEREST INCOME	10,726	10,623	43,789	40,149
Provision for loan losses	575	350	2,075	2,350

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	10,151	10,273	41,714	37,799

NONINTEREST INCOME
Service fees on deposit accounts	845	843	3,271	3,185
Services charges and fees on loans	289	293	1,152	865
Trust and investment fees	241	205	901	906
Gain (loss) on sale of investments, net	388	107	786	333
Earnings on Bank-owned life insurance	234	236	935	923
Insurance commissions	208	216	790	841
Gain on acquisition	—	—	—	241
Other	28	28	61	113

Total noninterest income	2,233	1,928	7,896	7,407

NONINTEREST EXPENSE
Compensation and employee benefits	5,047	5,343	20,606	18,920
Occupancy and equipment	1,039	1,016	4,150	4,050
Professional fees	545	535	1,983	1,883
Data processing	883	844	3,449	3,270
Advertising	249	170	974	633
Federal Deposit Insurance Corporation Premiums	275	272	1,125	1,002
Loss (Gain) on foreclosed real estate	19	(350)	(148)	(466)
Merger related costs	285	—	285	522
Amortization of intangible assets	151	203	637	959
Other	949	1,051	3,804	3,038

Total noninterest expense	9,442	9,084	36,865	33,811

Income before income taxes	2,942	3,117	12,745	11,395
Income taxes	636	745	2,954	2,891

Net Income	$2,306	$2,372	$9,791	$8,504

Earnings per share:
Basic	$0.22	$0.22	$0.94	$0.79
Diluted	$0.22	$0.22	$0.93	$0.79

	For the Three Months Ended September 30,		For the Year Ended September 30,
	2015	2014	2015	2014
	(dollars in thousands)		(dollars in thousands)
CONSOLIDATED AVERAGE BALANCES:
Total assets	$1,593,301	$1,555,617	$1,580,889	$1,454,280
Total interest-earning assets	1,495,455	1,451,002	1,481,428	1,353,074
Total interest-bearing liabilities	1,299,855	1,296,114	1,301,650	1,204,262
Total stockholders’ equity	173,443	171,378	172,290	169,668
PER COMMON SHARE DATA:
Average shares outstanding — basic	10,426,195	10,672,848	10,454,455	10,817,429
Average shares outstanding — diluted	10,550,898	10,687,163	10,543,245	10,820,914
Book value shares	11,353,244	11,590,378	11,353,244	11,590,378
Net interest rate spread	2.78%	2.85%	2.89%	2.89%
Net interest margin	2.85%	2.90%	2.96%	2.97%

Contact:                 Gary S. Olson, President & CEO

Corporate Office:  200 Palmer Street

                               Stroudsburg, Pennsylvania 18360

Telephone:            (570) 421-0531